Exhibit 10.1

EXECUTION COPY

AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

This Amendment (the “Amendment”) executed on the fifth (5th) day of February 2010 is effective as of the first (1st) day of January 2010 (the “Amendment Effective Date”) and amends the Collaboration and License Agreement dated as of December 23, 2008, between SYNTA PHARMACEUTICALS CORP., a Delaware corporation having a principal office at 45 Hartwell Avenue, Lexington, MA 02421, U.S.A. (“SYNTA”), and F. HOFFMANN-LA ROCHE LTD, a Swiss corporation having a principal office located at Grenzacherstrasse 124, CH-4070 Basel, Switzerland (“ROCHE BASEL”) and HOFFMANN-LA ROCHE INC., a New Jersey corporation having a principal office at 340 Kingsland Street, Nutley, New Jersey 07110, U.S.A.  (“ROCHE NUTLEY”; ROCHE BASEL and ROCHE NUTLEY together referred to as “ROCHE”) (the “Agreement”).

INTRODUCTION

WHEREAS, SYNTA and ROCHE plan to substantively update the Research and Development objectives for the collaboration under the Agreement for the fourth (4th) Calendar Quarter of 2009 (“Q42009”) and calendar year 2010;

WHEREAS, to meet such updated objectives, SYNTA and ROCHE desire to change the distribution of Research and Development activities between the Parties and to agree upon a revised budget for Research activities, and a revised Budget for Development activities, for Q42009 and calendar year 2010;

WHEREAS, the Parties may amend the Agreement by mutual written agreement pursuant to Section 14.5 of the Agreement;

WHEREAS, the Parties wish to amend the Agreement, as described herein.

NOW THEREFORE, for and in consideration of the mutual covenants contained in this Amendment, the Parties agree:

1.             Definitions.  Unless otherwise defined or amended by the terms of this Amendment, all initial capitalized defined terms used have the meanings as defined in the Agreement.  Section 1.16 of the Agreement is revised in its entirety to read as follows:

“1.16. “CRAC Channel Inhibitor” means [***].”

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 1.42 of the Agreement is revised in its entirety to read as follows:

“1.42.      “Licensed Compound” means [***].  For further clarity, if ROCHE terminates a Licensed Compound in one or more regions pursuant to Section 12.3, such Licensed Compound shall continue to be deemed a Licensed Compound except as provided in Article XII unless and until ROCHE terminates such Licensed Compound in all Regions pursuant to Section 12.3 (whether ROCHE so terminates such Licensed Compound in all Regions simultaneously or terminates such Licensed Compound in all Regions over time).  For the sake of clarity, any Licensed Compound shall also include all pro-drugs, metabolites, constitutional and geometric isomers, regioisomers, stereoisomers including enantiomers and diastereoisomers, salt forms, hydrates, solvates and polymorphs of such Licensed Compound, all of which shall constitute a single Licensed Compound.  [***].”

2.             R&D Activities.  Notwithstanding anything to the contrary in the Agreement, with respect to calendar year 2010, the Parties have reallocated Research and Development activities, such that the Research Plan and Development Plan for calendar year 2010 are set forth in Exhibit A, Exhibit B and Exhibit C attached, and, with respect to Q42009, the Parties have reallocated Research and Development activities as set forth in Exhibit A.  ROCHE shall fund the Research and Development activities for calendar year 2010 as set forth in Exhibit B.  ROCHE shall fund all of ROCHE’s Research and Development activities for Q42009, and shall fund all of SYNTA’s Research and Development activities for Q42009 in accordance with the revised budget set forth on page 26 of the Powerpoint presentation dated August 31, 2009, titled “CRAC Channel Blocker Project, JRDC Report” (copy attached as Exhibit D) and presented to the JSC (the “Revised Q42009 Budget”), which the Parties hereby ratify as an amendment to the Research Plan and Development Plan for Q42009.

3.             Compounds.  Section 2.3.2 of the Agreement is revised in its entirety to read as follows:  “The Research Program shall be conducted on Collaboration Compounds; provided, however, that if, in the course of the Research Program, it is determined that any such compound is not a CRAC Channel Inhibitor, such compound shall no longer be considered a Collaboration Compound, provided, further, that no Genentech CRAC Channel Inhibitors shall be included in the Research Program, and provided, further, that any Collaboration Compound that is not a Licensed Compound as of the end of the Research Term (a “Retained Compound”) shall no longer be deemed a Collaboration Compound for purposes of this Agreement.  Notwithstanding the foregoing, any [***] CRAC Channel Inhibitors for which ROCHE had conducted research prior to the Amendment Effective Date shall revert to ROCHE if such compound is not a Licensed Compound as of the end of the Research Term.  The Parties currently envision that no more than a small minority of the Parties’ Research activities during the Research Term shall be conducted with respect to the compounds referred to in the foregoing sentence;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

during the Research Term and subject to mutual agreement, the Parties may modify the proportion of the Parties’ Research activities devoted to such compounds.  For the period of [***] ([***]) [***] following the end of the Research Term, any small-molecule compound Controlled by ROCHE or its Affiliates known or believed to be a CRAC Channel Inhibitor on which research or development is conducted by or on behalf of ROCHE or its Affiliates, as well as all pro-drugs, metabolites, constitutional and geometric isomers, regioisomers, stereoisomers including enantiomers and diastereoisomers, salt forms, hydrates, solvates, and polymorphs of such compound, shall be deemed to be a Licensed Compound for all purposes under the Agreement.  The goal of the Research Program is for one or more Licensed Compounds to be approved for advancement into Development under Section 2.3.4.”

4.             Retained Compounds.  (a) ROCHE hereby grants to SYNTA, effective as of the end of the Research Term, an exclusive, royalty-free, irrevocable, perpetual license, with the right to grant sublicenses, under the ROCHE Patent Rights, ROCHE Know-how, and ROCHE’s interest in any Joint Patent Rights or Joint Know-how, in each case as of the end of the Research Term, Covering Retained Compounds and pharmaceutical products containing as an active pharmaceutical ingredient a Retained Compound (“Retained Products”), to research, develop, Manufacture, have Manufactured, use, Commercialize and import such Retained Compounds or Retained Products.  Notwithstanding the above, Roche shall retain the right under the ROCHE Patent Rights, ROCHE Know-how, and ROCHE’s interest in any Joint Patent Rights or Joint Know-how for ROCHE and its Affiliates to conduct their own internal research.  (b) With respect to that subset of the ROCHE Patent Rights, ROCHE Know-how, Joint Patent Rights, and Joint Know-how licensed to SYNTA under Section 4(a) of this Amendment:  (i) the provisions of Sections 8.2 (Prosecution and Maintenance of Patent Rights), 8.3 (Third Party Infringement), 8.4 (Patent Invalidity Claim), 8.6 (Certification Under Drug Price Competition and Patent Restoration Act) and 8.7 (Cooperation) of the Agreement shall remain in effect, and (ii) SYNTA shall have the first right, at its expense, to prosecute, maintain, enforce or defend, or initiate litigation under such provisions with respect to such subset of ROCHE Patent Rights or ROCHE Know-how, with ROCHE having the step-in rights of the non-initiating Party as set forth therein.  (c) At the end of the Research Term, ROCHE shall assign to SYNTA its entire right, title, and interest in and to, and deliver to SYNTA copies of, all preclinical data, including pharmacology and biology data, in ROCHE’s or its Affiliates’ possession or control relating to and to the extent necessary for SYNTA to continue the research, development or Commercialization of Retained Compounds and Retained Products.  (d) The definitions and provisions described in this Section 4 shall be interpreted, mutatis mutandis, to apply to the Retained Compounds and Retained Products.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.             Clinical Trials.  Notwithstanding Sections 2.4.1 and 2.7.1 of the Agreement, ROCHE shall be responsible for the conduct of all Clinical Trials with respect to the relevant First Licensed Compound; provided, however, that (a) SYNTA shall have the right to review and comment on the IND and clinical protocols for the First Licensed Compound a reasonable period of time prior to its filing by or on behalf of ROCHE, and ROCHE shall reasonably consider SYNTA’s comments with respect thereto; and (b) SYNTA shall have the right (itself or through its Affiliates or Third Parties), at SYNTA’s option, to conduct a Phase 2a Clinical Trial for an Indication other than rheumatoid arthritis with respect to the relevant First Licensed Compound, provided, that such Indication is part of the Development Plan.  Notwithstanding anything in the Agreement to the contrary, SYNTA shall have a Right of Reference or Use to the IND and any other regulatory filings with respect to such Licensed Compound to the extent necessary for the conduct of SYNTA’s Development activities under this Agreement and ROCHE shall provide SYNTA with all reasonable assistance with respect to such filings and the conduct of such Phase 2a Clinical Trial.  For the sake of clarity, Section 4.2.2 of the Agreement (regarding regulatory communications and correspondence) shall remain in effect unchanged.

6.             Clarification of Approval for Advancement into Development.  In the sixth sentence of Section 3.2.4, after “ … the approval of advancement into Development (pursuant to Section 2.3.4),” the following language is hereby inserted: “the approval of Clinical Candidate Selection based on criteria similar to those for a similar ROCHE program,”.

7.             Implications of Research Term Extension.  Notwithstanding anything to the contrary in the Agreement, if the Parties agree to extend the Research Term beyond its initial two (2) year term, then, with respect to each Contract Year during such extended Research Term, (a) all FTEs specified in the Research Plan for target biology activities shall be supplied by SYNTA, and (b) unless otherwise mutually agreed by the Parties and subject to SYNTA having the necessary FTEs, the number of SYNTA FTEs performing medicinal chemistry activities shall be greater than the number of ROCHE FTEs performing medicinal chemistry activities, with ROCHE bearing all costs for such SYNTA FTEs, in accordance with a Research Plan and budget mutually agreed by the Parties in good faith.  The first sentence of Section 12.3 of the Agreement is hereby amended by replacing it with the following:  “At any time after the Research Term, ROCHE shall have the right to terminate this Agreement in its entirety for any reason upon three (3) months prior written notice to SYNTA, such notice to be provided no earlier than ninety (90) days before the end of the Research Term”.

8.             Financial Provisions.  The Development Event in Section 7.4(a) of the Agreement is hereby changed from “Initiation of GLP Toxicology Study” to “Earlier of JSC

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Approval of Clinical Candidate Selection or Initiation of GLP Toxicology Study.”  In addition, Sections 7.6.1 and 7.6.2 of the Agreement are revised in their entirety to read as follows:

“7.6.1      Licensed Product Royalties.  ROCHE shall pay to SYNTA royalties on the aggregate worldwide annual (on a calendar year basis) Net Sales of each Licensed Product in the Territory, on a Licensed Product-by-Licensed Product basis, as follows:

Aggregate Worldwide Annual Net Sales of Licensed Product		Royalty Rate
(i)	First $[***]	[***	]%
(ii)	Portion above $[***] and up to and including $[***]	[***	]%
(iii)	Portion above $[***] and up to and including $[***]	[***	]%
(iv)	Portion above $[***]	[***	]%

7.6.2        Applicability of Royalty Rates to Net Sales in the Territory.  Royalties payable pursuant to this Section 7.6 shall be paid at the rate applicable to the portion of Net Sales within each of the Net Sales levels during the applicable calendar year for such Licensed Product.  For example, if, during a calendar year, aggregate worldwide annual Net Sales of a particular Licensed Product were equal to $[***], then the royalties payable by ROCHE would be calculated by adding (i) the royalties with respect to the first $[***] at the first-level percentage of [***] percent ([***]%) ($[***]), and (ii) the royalties with respect to the next $[***] at the second-level percentage of [***] percent ([***]%) ($[***]), for a total royalty of $[***].”

9.             Clarifications.  Upon termination of the Research Term, ROCHE shall return or provide to SYNTA or, at SYNTA’s request, destroy all Confidential Information of either Party with respect to Retained Compounds and all copies and reproductions thereof and such Confidential Information shall thereafter be deemed to be Confidential Information of SYNTA, with SYNTA being deemed to be the disclosing Party and ROCHE being deemed to be the receiving Party with respect thereto; provided, however, that ROCHE’s legal counsel may retain one copy of such Confidential Information for archival purposes.  Notwithstanding the return or destruction of such Confidential Information, ROCHE shall continue to be bound by its obligations of confidentiality and other obligations under Article IX of the Agreement.  During the Research Term, any Collaboration Compound not then meeting the criteria to be a Licensed Compound may be deemed to be a Licensed Compound by mutual written agreement of the Parties.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.           Patent Provisions.

(a)           Section 8.2.1 of the Agreement is revised in its entirety to read as follows:

“8.2.1.  Prosecution of SYNTA Patent Rights.  SYNTA shall have the first right to prepare, file, prosecute and maintain SYNTA Patent Rights, [***] (subject to Sections 8.2.4.4(a) and 8.2.4.4(b)).  ROCHE shall be given access to all documentation, filings and communications to or from the respective patent offices in connection with the prosecution and maintenance of the SYNTA Patent Rights, at reasonable times and upon reasonable written notice, which access shall consist of review of said documentation, filings and communications and receipt of copies thereof.  SYNTA shall keep ROCHE informed of the status of all pending patent applications included in the SYNTA Patent Rights, and ROCHE shall have the right to comment on the prosecution of such pending patent applications and SYNTA, its agents and attorneys will implement the timely suggestions and comments provided in good faith by ROCHE regarding any such activities; provided that, if SYNTA disagrees with ROCHE’s suggestions and comments, then SYNTA shall have the right to bring this matter to the JPC for resolution.  SYNTA shall not discontinue prosecution or maintenance of any SYNTA Patent Rights (including selection of countries for foreign filing or entry into the PCT National Stage) without at least [***] ([***]) days’ prior written notice to ROCHE.  If SYNTA decides to discontinue prosecution or maintenance of any SYNTA Patent Rights, ROCHE shall have the option to assume responsibility for prosecuting and maintaining such SYNTA Patent Rights, at ROCHE’s sole expense, and in such case, except for a change in responsibility for prosecuting and maintaining SYNTA Patent Rights under this Section 8.2.1, no changes in ownership or licensing terms pertaining to any SYNTA Patent Rights shall occur.”

(b)          Section 8.2.3 of the Agreement is revised in its entirety to read as follows:

“8.2.3.  Prosecution of Joint Patent Rights.  SYNTA shall be responsible for preparing, filing, prosecuting, or maintaining Joint Patent Rights in appropriate countries in the Territory.  The out-of-pocket costs and expenses incurred to obtain, prosecute and maintain Joint Patent Rights shall be [***] (subject to Sections 8.2.4.4(a) and 8.2.4.4(b)).  SYNTA shall keep ROCHE informed of the status of all pending applications disclosing Joint Inventions, and shall implement all of ROCHE’s timely suggestions and comments provided in good faith regarding any aspect of such patent prosecution; provided that, if SYNTA disagrees with ROCHE’s suggestions and comments, then SYNTA shall have the right to bring this matter to the JPC for resolution.  SYNTA shall not discontinue prosecution or maintenance of any Joint Patent Right without at least [***] ([***]) days’ prior written notice to ROCHE.  If SYNTA decides to discontinue prosecution or maintenance of any Joint Patent Rights, ROCHE shall have the option to continue to prosecute and maintain such Joint Patent Rights, at ROCHE’s sole expense, and in such case, except for the change in responsibility for prosecuting and maintaining Joint Patent

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Rights under this Section 8.2.3, no changes in ownership or licensing terms pertaining to any such Joint Patent Rights shall occur.”

(c)           Section 8.2.4 of the Agreement is revised in its entirety to read as follows:

“8.2.4.     Joint Patent Committee.

8.2.4.1.  Formation and Membership.  Within [***] ([***]) Business Days after the Amendment Effective Date, SYNTA and ROCHE shall establish a joint patent committee (“JPC”) comprised of an equal number of representatives (one (1) or more as agreed by the Parties) from each of SYNTA and ROCHE.  Each Party may change any one or more of its representatives to the JPC at any time upon written notice to the other Party.  SYNTA’s participation on the JPC after the expiration of the Research Term shall be at SYNTA’s election.

8.2.4.2.  Administrative Matters.  The JPC shall appoint a chairperson from among its members, who will alternate annually between the representative(s) from SYNTA and the representative(s) from ROCHE, with the first chairperson (i.e., for calendar year 2010) to be a representative of SYNTA.  The chairperson shall be responsible for calling meetings of the JPC, setting the meeting agendas and leading the meetings.  A JPC member of the chairing Party shall serve as secretary of such meetings.  The secretary shall promptly prepare and distribute to all members of the JPC draft minutes of the meeting for review and comment, including a list of any actions or decisions approved by the JPC, with the goal of distributing final approved minutes of each JPC meeting within thirty (30) days after the meeting.

8.2.4.3.  Meetings.  The JPC shall meet as needed, taking into account the responsibilities of the JPC, but not less than once during each Contract Year.  The location of JPC meetings shall be as agreed by the Parties, and may be held in person (in which case such meetings shall alternate between the offices of SYNTA and ROCHE), or by telephone conference call or by videoconference.  Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the JPC.  If one or more representatives of a Party is unable to attend a meeting, such Party may designate an alternate representative to attend such meeting in place of each absent representatives.  Either Party may also request a special meeting of the JPC at any time by providing written notice to the other Party.  Such meeting shall be convened at

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such time as may be mutually agreed upon by the Parties, but in any event shall be held within fifteen (15) days after the date of such notice.

8.2.4.4.  Responsibilities.

(a)           The Parties, through the JPC, shall annually review and approve (such approval not to be unreasonably withheld, conditioned or delayed by either Party) an annual budget for SYNTA’s preparation, filing, prosecution, and maintenance of SYNTA Patent Rights and Joint Patent Rights (“Patent Budget”), with a view to having an approved Patent Budget at least [***] ([***]) days prior to the start of each Contract Year.  In addition, the Parties, through the JPC, may periodically review and approve revisions to the Patent Budget (“Revised Patent Budget”).  [***]; provided, that (i) for the Contract Year commencing January 1, 2010, the Patent Budget shall be $[***]; and (ii) if, prior to the commencement of any given Contract Year after 2010, the JPC is unable to agree upon the Patent Budget for such Contract Year, the Patent Budget shall remain the same as the Patent Budget which was approved for the immediately-prior Contract Year, unless and until otherwise mutually agreed by the JPC.  Subject always to the foregoing, (x) each Party shall have one (1) vote on the JPC with respect to the Patent Budget or Revised Patent Budget for each Contract Year, (y) both Parties must vote in the affirmative to approve the relevant Patent Budget or Revised Patent Budget, which vote may be taken at a meeting, by teleconference or videoconference or by written agreement, and (z) if the JPC does not approve a Patent Budget at least [***] ([***]) days prior to the start of each Contract Year, or if the amount of a proposed Revised Patent Budget is less than the Patent Budget, then either Party may refer the matter to the JSC for resolution pursuant to Section 3.2.4 (escalating to the Executive Officers and then to arbitration pursuant to Section 13.2, if not earlier resolved).

(b)           With regard to any given Patent Right within the SYNTA Patent Rights or the Joint Patent Rights, ROCHE shall have the option of [***]; provided that, such option shall be exercised by ROCHE by written notice to Synta and shall be effective [***] ([***]) days from the date of such notice.  When such option becomes effective, and subject to Sections 8.2.4.4(a), 8.2.4.4(b), and 8.2.4.4(c), a Revised Patent Budget shall be proposed to the JPC, to reflect a subtraction or reallocation of the costs and expenses for such non-paid Patent Right from the most recently approved Patent Budget or Revised Patent Budget.

(c)           The JPC shall also be a forum for discussing strategy with respect to the preparation, filing, prosecution, maintenance and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

enforcement of SYNTA Patent Rights, Joint Patent Rights and ROCHE Patent Rights, and defense against actual or threatened infringement claims made by Third Parties related to activities under this Agreement, but the Parties shall retain their decision-making authority as set forth in Sections 8.2.2, 8.2.6, 8.3 and 8.4 of the Agreement and Section 8.2.4.5 of this Amendment.  Otherwise, and except for any disputes with respect to the amount of the Patent Budget or Revised Patent Budget (which shall remain subject to resolution pursuant to Section 8.2.4.4(a)), Roche shall have final decision-making authority over any disputes at the JPC.

8.2.4.5.  Consequences of Not Paying Patent Costs or Incurring Costs Outside Patent Budget.  If (a), pursuant to Section 8.2.4.4(b), ROCHE decides to not pay for costs and expenses related to the preparation, filing, prosecution, and maintenance of any given Patent Right within the SYNTA Patent Rights or the Joint Patent Rights, or (b) if SYNTA decides to prepare, file, prosecute and/or maintain any SYNTA Patent Rights or Joint Patent Rights, the costs of which are not covered by the most recently approved Patent Budget or Revised Patent Budget, and ROCHE does not pay for such costs, then: (i) any exclusive licenses granted to ROCHE under such SYNTA Patent Rights or under SYNTA’s rights to such Joint Patent Rights shall become non-exclusive in the case of any such Patent Right to the extent that it claims screening techniques or assays and shall otherwise terminate, (ii) notwithstanding anything in Section 8.2.1, 8.2.3 or 8.2.6 or this Section 8.2.4 to the contrary, ROCHE shall no longer have the right to comment on the prosecution or extension of any pending patent applications included in such SYNTA Patent Rights or Joint Patent Rights, and SYNTA shall no longer have the obligation to consider or implement suggestions and comments of, or cooperate with, ROCHE regarding any such activities, and (iii) notwithstanding anything in Section 8.3.2, 8.3.4, 8.3.5, 8.3.6 or 8.4 or this Section 8.2.4 to the contrary, ROCHE shall no longer have the right to comment on, or assume responsibility for, the enforcement or defense of such SYNTA Patent Rights or Joint Patent Rights, SYNTA shall no longer have the obligation to consider comments of ROCHE or to consult with ROCHE regarding any such enforcement or defense activities and ROCHE shall not receive any share of any damages, settlements, accounts of profits or other financial compensation recovered with respect to such enforcement activities.”

(d)           The foregoing changes to Sections 8.2.1, 8.2.3 and 8.2.4 of the Agreement shall be considered effective as of January 1, 2010; provided, that, for purposes of Section 4(b) of this Amendment and Sections 12.6.7, 12.9 and 12.10.8 of the Agreement, Sections 8.2.1, 8.2.3 and 8.2.4 shall remain unchanged.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.           Affiliates.  Genentech and its subsidiaries shall be Affiliates of ROCHE under the Agreement.

12.           Confidentiality.  The Parties will keep confidential the terms of this Amendment except (a) as required by law, and (b) either Party may disclose this Amendment as necessary to exercise or enforce such Party’s rights under this Amendment.

13.           Survival.  The provisions of Sections 3, 4, 9, 10(d), 11, 12, 13 and 14 of this Amendment shall survive expiration or termination of the Agreement for any reason.

14.           Effect on Agreement.  Except as amended by this Amendment, the Agreement shall remain in full force and effect.  After the date of this Amendment, every reference in the Agreement to the “Agreement” shall mean the Agreement as amended by this Amendment.

[Remainder of page intentionally left blank.]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the Amendment Execution Date.

SYNTA PHARMACEUTICALS CORP.

By:	/s/ Safi Bahcall
Name: Safi Bahcall
Title: President and CEO

F. HOFFMANN-LA ROCHE LTD

By:	/s/ Nigel Sheall	By:	/s/ [ILLEGIBLE]
Name: Nigel Sheall		Name: [ILLEGIBLE]
Title: Head of Corporate Business Development		Title: Head Legal Pharma

HOFFMANN-LA ROCHE INC.

By:	/s/ Ivor MacLeod
Name: Ivor MacLeod
Title: Vice President & CFO

[Execution Page]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

Activities for Q42009 and Calendar Year 2010

Both Parties shall be responsible for the conduct of the Research and Development activities, as shown below:

[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-1

EXHIBIT B

BUDGETS for Calendar Year 2010

[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B-1

EXHIBIT C

Estimated Best Case Timeline for Calendar Year 2010

The Parties agree and acknowledge that this plan reflects, as of the Amendment Effective Date, the Parties’ good faith estimates of the timing associated with the specified Development activities, which may be subject to change.

[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

C-1

EXHIBIT D

CRAC Channel Blocker Project, JRDC Report

[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

D-1